SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) — March 6, 2002

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33393	94-3306718

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21720 — 23rd Drive SE, Suite 100, Bothell, WA	98021

(Address of principal executive offices)	(Zip Code)

(425) 608-3000

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Item 5. Other Events.

     On March 6, 2002, Northwest Biotherapeutics, Inc. announced that its Board of Directors adopted a Stockholder Rights Agreement. Under the Agreement each common stockholder of record at the close of business on March 4, 2002 will receive a dividend of one right for each share of Common Stock held. Each right entitles the holder to purchase from Northwest Biotherapeutics common stock at one-half of the then current value. A press release was issued to that effect. A complete text of the press release issued by Northwest Biotherapeutics and the Stockholder Rights Agreement dated as of March 6, 2002, are attached as exhibits to this document.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit 1	Press Release, dated March 6, 2002, announcing adoption of the Stockholder Rights Plan.

	Exhibit 2	Stockholder Rights Agreement, dated as of February 26, 2002, between Northwest Biotherapeutics, Inc. and Mellon Investor Services, as Rights Agent.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Daniel O. Wilds

Daniel O. Wilds
Title:	Chairman, President and Chief Executive Officer

Dated: March 6, 2002

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EXHIBIT INDEX

Exhibit No.	Description

1	Press Release, dated March 6, 2002, announcing adoption of the Stockholder Rights Plan.

2	Stockholder Rights Agreement, dated as of February 26, 2002, between Northwest Biotherapeutics, Inc. and Mellon Investor Services, as Rights Agent.

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